UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 26, 2017
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.

On July 26, 2017, Finjan Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Finjan, Inc. (“Finjan”), announced that in the matter Finjan, Inc. v. ESET, LLC and ESET SPOL. S.R.O (3:17-cv-00183-CAB-BGS), the Honorable Cathy Ann Bencivengo, U.S. District Court Judge for the Southern District of California, entered an Order granting Finjan’s Motion to strike ESET’s second (doctrine of prosecution history estoppel) and eleventh (equitable doctrine of acquiescence) affirmative defenses. Further, the Court granted Finjan’s motion to dismiss ESET’s thirteenth (Prosecution Laches), fourteenth (Patent Misuse), fifteenth (Inequitable Conduct), and sixteenth (Inequitable Conduct) counterclaims for declaratory judgment. ESET and ESET S.P.O.L. have until August 14, 2017, to amend their affirmative defenses and counterclaims. See Docket 137, dated July 24, 2017.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 26, 2017, entitled “Court Grants Finjan’s Motion to Strike ESET’s Affirmative Defenses and Dismiss Counterclaims.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: July 27, 2017	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer